Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1)  That it previously had filed a registration statement on Form F-6 (Sudzucker Aktiengesellschaft 333-157987) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2)  That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, Depositary

By:	/s/ Susan Hayashi
Name:	Susan Hayashi
Title:	Director

By:	/s/ Chris Konopelko
Name:	Chris Konopelko
Title:	Vice President